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                                                                    EXHIBIT 23.6

                    CONSENT OF MADISON ENERGY ADVISORS, INC.


          Madison Energy Advisors, Inc. does hereby consent to the use of its report relating to the appraised value of the oil and gas properties held by eight Coral Reserves limited partnerships in connection with the Form S-4 Registration Statement being filed by Canaan Energy Corporation with respect to 3,830,000 shares of its common stock.



                              MADISON ENERGY ADVISORS, INC.



                              By: /s/ GEOFFREY G. ROBERTS
                                  ------------------------------
                              Geoffrey G. Roberts, PE, President
                              Houston, Texas

                              Dated:     August 7, 2000